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                                                                    EXHIBIT 10.3

                               SECURITY AGREEMENT

      This SECURITY AGREEMENT dated as of November 12, 2004 (this "Security Agreement"), is executed by and between each of those entities listed on
Schedule 1 attached hereto and incorporated herein by this reference (jointly, severally, and collectively, the "Debtor"), each having its chief executive office at the address listed opposite its name on Schedule 1, and STANDARD FEDERAL BANK NATIONAL ASSOCIATION, a national banking association (the "Administrative Agent", on behalf of itself and the other Lenders [as defined in the Credit Agreement, referenced below, dated of even date herewith]), whose address is 2600 West Big Beaver Road, Troy, Michigan 48084.

                                    RECITALS

      A. Meadowbrook Insurance Group, Inc., a Michigan corporation (the "Borrower"), Administrative Agent and the Lenders are parties to that certain Credit Agreement, dated of even date herewith (the "Credit Agreement"), pursuant to which the Lenders have agreed to make certain Loans (as defined in the Credit Agreement) to Borrower in the maximum amount of Twenty-Five Million and 00/100 Dollars ($25,000,000.00).

      B. As a condition to the Lenders' loaning funds or providing other financial accommodations to the Borrower pursuant to the Credit Agreement, the Lenders require that the Debtor enter into this Security Agreement in order to secure the obligations and performance of the Borrower under the Credit Agreement, the Revolving Note executed by Borrower in favor of the Lenders dated of even date herewith (the "Note") and related documents, including, but not limited to, each of the agreements, documents, instruments and certificates from time to time executed and delivered to and for the benefit of the Lenders and/or the Administrative Agent in connection with the Obligations, and all amendments, restatements, supplements and other modifications thereto. (collectively, the "Loan Documents").

                                    AGREEMENT

      NOW THEREFORE, in consideration of the foregoing Recitals, and the mutual covenants and agreements set forth herein, the Debtor and the Lenders (by the Administrative Agent) hereby agree as follows:

                                   AGREEMENTS:

SECTION 1 DEFINITIONS.

      1.1 Defined Terms. For the purposes of this Security Agreement, the following capitalized words and phrases shall have the meanings set forth below. In the event of any conflict in the definition of a capitalized word or phrase herein and a capitalized word or phrase in the Credit Agreement, the definition in the Credit Agreement shall control. Capitalized words or phrases not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

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            "Bankruptcy Code" shall mean the United States Bankruptcy Code, as now existing or hereafter amended.

            "Default Rate" shall mean a per annum rate of interest equal to the Prime Rate plus four percent (4%).

            "Letter of Credit" and "Letters of Credit" shall mean, respectively, a letter of credit and all such letters of credit issued by any one or more of the Lenders, in their sole discretion, for the account of an Obligor.

            "Obligor" shall mean the Borrower, the Debtor, any guarantor, accommodation endorser, third party pledgor, or any other party liable with respect to the Obligations.

            "Organizational Identification Number" means, with respect to Debtor, the organizational identification number assigned to Debtor by the applicable governmental unit or agency of the jurisdiction of organization of the Debtor.

      1.2 Other Terms Defined in UCC. All other capitalized words and phrases used herein and not otherwise specifically defined herein shall have the respective meanings assigned to such terms in the UCC, to the extent the same are used or defined therein.

      1.3 Other Interpretive Provisions.

            (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Whenever the context so requires, the neuter gender includes the masculine and feminine, the single number includes the plural, and vice versa, and in particular the word "Debtor" shall be so construed.

            (b) Section and Schedule references are to this Security Agreement unless otherwise specified. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement

            (c) The term "including" is not limiting, and means "including, without limitation".

            (d) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including".

            (e) Unless otherwise expressly provided herein, (i) references to agreements (including this Security Agreement and the other Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as

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      including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

            (f) To the extent any of the provisions of the other Loan Documents are inconsistent with the terms of this Security Agreement, the provisions of this Security Agreement shall govern.

            (g) This Security Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

SECTION 2 SECURITY FOR THE OBLIGATIONS.

      2.1 Security for Obligations. As security for the payment and performance of the Obligations, the Debtor does hereby pledge, assign, transfer, deliver and grant to the Administrative Agent, for its own benefit and as agent for the Lenders, a continuing and unconditional first priority security interest in and to any and all property of the Debtor, of any kind or description, tangible or intangible, wheresoever located and whether now existing or hereafter arising or acquired, including the following (all of which property, along with the products and proceeds therefrom, are individually and collectively referred to as the "Collateral"):

            (a) all property of, or for the account of, the Debtor now or hereafter coming into the possession, control or custody of, or in transit to, the Administrative Agent or any agent or bailee for the Administrative Agent or any parent, affiliate or subsidiary of the Administrative Agent or any participant with the Administrative Agent in the Obligations (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), including all earnings, dividends, interest, or other rights in connection therewith and the products and proceeds therefrom, including the proceeds of insurance thereon; and

            (b) the additional property of the Debtor, whether now existing or hereafter arising or acquired, and wherever now or hereafter located, together with all additions and accessions thereto, substitutions, betterments and replacements therefor, products and Proceeds therefrom, and all of the Debtor's books and records and recorded data relating thereto (regardless of the medium of recording or storage), together with all of the Debtor's right, title and interest in and to all computer software required to utilize, create, maintain and process any such records or data on electronic media, identified and set forth as follows:

                  (i) All Accounts and all Goods whose sale, lease or other
            disposition by the Debtor has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, the Debtor, or rejected or refused by an Account Debtor;

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                  (ii) All Inventory, including raw materials, work-in-process and finished goods;

                  (iii) All Goods (other than Inventory), including embedded software, Equipment, vehicles, furniture and Fixtures;

                  (iv) All Software and computer programs;

                  (v) All Securities, Investment Property, Financial Assets and
            Deposit Accounts;

                  (vi) All Chattel Paper, Electronic Chattel Paper, Instruments,
            Documents, Letter of Credit Rights, all proceeds of letters of credit, Health-Care-Insurance Receivables, Supporting Obligations, notes secured by real estate, Commercial Tort Claims and General Intangibles, including Payment Intangibles; and

                  (vii) All Proceeds (whether Cash Proceeds or Noncash Proceeds)
            of the foregoing property, including all insurance policies and proceeds of insurance payable by reason of loss or damage to the foregoing property, including unearned premiums, and of eminent domain or condemnation awards.

      Without limiting the generality of the foregoing, the following are expressly excluded from the Collateral:

            (A) the certain parcel of real estate owned in fee simple by Meadowbrook Insurance Group, Inc., and located in the City of Southfield, Oakland County, Michigan, and commonly known as 26255 American Drive, Southfield, Michigan 48034;

            (B) any property held by Meadowbrook, Inc., Crest Financial Corporation or any of their respective subsidiaries on behalf of or for the benefit of any third parties, including, but not limited to, insurance premiums, claims payments, cash, letters of credit and/or securities;

            (C) the stock of Liberty Premium Finance, a California corporation, held and owned by Crest Financial Corporation; and

            (D) the stock owned by Meadowbrook, Inc. in any insurance companies.

      2.2 Possession and Transfer of Collateral; Release of Collateral. Until an Event of Default has occurred hereunder, the Debtor shall be entitled to possession or use of the Collateral (other than Instruments or Documents, including Tangible Chattel Paper and Investment Property consisting of certificated securities) and other Collateral required to be delivered to the Administrative Agent pursuant to this Section 2. The cancellation or surrender of any promissory note evidencing an Obligation, upon payment or otherwise, shall not affect the right of the Administrative Agent to retain the Collateral for any other of the Obligations. The Debtor shall not sell, assign (by operation of law or otherwise), license, lease or otherwise dispose of, or grant

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any option with respect to any of the Collateral, except that the Debtor may sell Inventory in the ordinary course of business. At such time as Borrower achieves an AM Best Rating of B++, Debtor may request a release of any Lender's lien on the Collateral (a "Request for Release") and, upon receipt of the Request for Release and satisfactory evidence of an AM Best Rating of B++ of Borrower, then the Administrative Agent shall cause a termination statement to be filed; provided, however, that Administrative Agent shall, at all times, reserve and retain the right to re-file any lien or liens on the Collateral if Borrower's AM Best Rating falls below B++ at any time while the Obligations remain outstanding. No Debtor at any time shall be authorized to file any termination, amendment or other filing related to this Security Agreement. If Administrative Agent releases all or any of the Collateral, Debtor hereby acknowledges, covenants, consents and agrees that, from and after the date hereof, Debtor shall not create, incur, or permit to exist, or permit any subsidiary to create, incur or, permit to exist, any mortgage, pledge, encumbrance, lien, security interest or charge in any kind of the Collateral, except for any liens created by the Loan Documents.

      2.3 Negative Pledge. While any of the Indebtedness remains outstanding, Debtor hereby acknowledges, covenants, consents and agrees that, from and after the date hereof, Debtor shall not create, incur, or permit to exist, or permit any subsidiary to create, incur or, permit to exist, any mortgage, pledge, encumbrance, lien, security interest or charge in any kind of the Collateral, including, but not limited to, real estate, except for any liens created by the Loan Documents, expressly permitted by Section 11.2 of the Credit Agreement or otherwise approved in writing in advance by the Administrative Agent.

      2.4 Financing Statements. The Administrative Agent and its attorneys and agents shall have authority to file, and the Debtor shall, at the Administrative Agent 's request, at any time and from time to time, execute and deliver to the Administrative Agent such financing statements, amendments and other documents and do such acts as the Administrative Agent deems necessary in order to establish and maintain valid, attached and perfected first priority security interests in the Collateral in favor of the Administrative Agent , for its own benefit and as agent for its Affiliates, free and clear of all Liens and claims and rights of third parties whatsoever, except Permitted Liens. The Debtor hereby irrevocably authorizes the Administrative Agent at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto without the signature of the Debtor that (a) indicate the Collateral (i) is comprised of all assets of the Debtor or words of similar effect, regardless of whether any particular asset comprising a part of the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed, or (ii) as being of an equal or lesser scope or within greater detail as the grant of the security interest set forth herein, and (b) contain any other information required by Section 5 of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Debtor is an organization, the type of organization and any Organizational Identification Number issued to the Debtor, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of the real property to which the Collateral relates. The Debtor hereby agrees that a photogenic or other reproduction of this Security Agreement is sufficient for filing as a financing statement and the Debtor authorizes the

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Administrative Agent to file this Security Agreement as a financing statement in any jurisdiction. The Debtor agrees to furnish any such information to the Administrative Agent promptly upon request. The Debtor further ratifies and affirms its authorization for any financing statements and/or amendments thereto, executed and filed by the Administrative Agent in any jurisdiction prior to the date of this Security Agreement. In addition, the Debtor shall make appropriate entries on its books and records disclosing the security interests of the Administrative Agent, for its own benefit and as agent for its Affiliates, in the Collateral.

      2.5 Preservation of the Collateral. The Administrative Agent may, but is not required, to take such actions from time to time as the Administrative Agent deems appropriate to maintain or protect the Collateral. The Administrative Agent shall have exercised reasonable care in the custody and preservation of the Collateral if the Administrative Agent takes such action as the Debtor shall reasonably request in writing which is not inconsistent with the Administrative Agent 's status as a secured party, but the failure of the Administrative Agent to comply with any such request shall not be deemed a failure to exercise reasonable care; provided, however, the Administrative Agent 's responsibility for the safekeeping of the Collateral shall (i) be deemed reasonable if such Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, and (ii) not extend to matters beyond the control of the Administrative Agent , including acts of God, war, insurrection, riot or governmental actions. In addition, any failure of the Administrative Agent to preserve or protect any rights with respect to the Collateral against prior or third parties, or to do any act with respect to preservation of the Collateral, not so requested by the Debtor, shall not be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral. The Debtor shall have the sole responsibility for taking such action as may be necessary, from time to time, to preserve all rights of the Debtor and the Administrative Agent in the Collateral against prior or third parties. Without limiting the generality of the foregoing, where Collateral consists in whole or in part of securities, the Debtor represents to, and covenants with, the Administrative Agent that the Debtor has made arrangements for keeping informed of changes or potential changes affecting the securities (including rights to convert or subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and the Debtor agrees that the Administrative Agent shall have no responsibility or liability for informing the Debtor of any such or other changes or potential changes or for taking any action or omitting to take any action with respect thereto.

      2.6 Other Actions as to any and all Collateral. The Debtor further agrees to take any other action reasonably requested by the Administrative Agent to ensure the attachment, perfection and first priority of, and the ability of the Administrative Agent to enforce, the security interest of the Administrative Agent , for its own benefit and as agent for its Affiliates, in any and all of the Collateral including (a) causing the Administrative Agent 's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the bank to enforce, the security interest of the Administrative Agent , for its own benefit and as agent for its Affiliates, in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Administrative Agent to enforce, the security interest of the Administrative Agent , for its own benefit and as agent for its Affiliates, in such Collateral, (d) obtaining

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governmental and other third party consents and approvals, including any consent of any licensor, lessor or other Person obligated on Collateral, (e) obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Administrative Agent , and (f) taking all actions required by the UCC in effect from time to time or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction. The Debtor further agrees to indemnify and hold the Administrative Agent harmless against claims of any Persons not a party to this Security Agreement concerning disputes arising over the Collateral.

      2.7 Collateral in the Possession of a Warehouseman or Bailee. If any of the Collateral at any time is in the possession of a warehouseman or bailee, the Debtor shall promptly notify the Administrative Agent thereof, and shall promptly obtain a Collateral Access Agreement. The Administrative Agent agrees with the Debtor that the Administrative Agent shall not give any instructions to such warehouseman or bailee pursuant to such Collateral Access Agreement unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the Debtor with respect to the warehouseman or bailee.

      2.8 Letter-of-Credit Rights. If the Debtor at any time is a beneficiary under a letter of credit now or hereafter issued in favor of the Debtor, the Debtor shall promptly notify the Administrative Agent thereof and, at the request and option of the Administrative Agent , the Debtor shall, pursuant to an agreement in form and substance satisfactory to the Administrative Agent , either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Administrative Agent , for its own benefit and as agent for its Affiliates, of the proceeds of any drawing under the letter of credit, or (ii) arrange for the Administrative Agent , for its own benefit and as agent for its Affiliates, to become the transferee beneficiary of the letter of credit, with the Administrative Agent agreeing, in each case, that the proceeds of any drawing under the letter to credit are to be applied as provided in this Security Agreement.

      2.9 Commercial Tort Claims. If the Debtor shall at any time hold or acquire a Commercial Tort Claim, the Debtor shall immediately notify the Administrative Agent in writing signed by the Debtor of the details thereof and grant to the Administrative Agent , for its own benefit and as agent for its Affiliates, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Security Agreement, in each case in form and substance satisfactory to the Administrative Agent , and shall execute any amendments hereto deemed reasonably necessary by the Administrative Agent to perfect the security interest of the Administrative Agent , for its own benefit and as agent for its Affiliates, in such Commercial Tort Claim.

      2.10 Electronic Chattel Paper and Transferable Records. If the Debtor at any time holds or acquires an interest in any electronic chattel paper or any "transferable record", as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, the Debtor shall promptly notify the Administrative Agent thereof and, at the request of the Administrative Agent , shall take such action as the Administrative Agent may reasonably request to vest in the Administrative Agent control under Section 9-105 of the UCC of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic

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Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Administrative Agent agrees with the Debtor that the Administrative Agent will arrange, pursuant to procedures satisfactory to the Administrative Agent and so long as such procedures will not result in the Administrative Agent's loss of control, for the Debtor to make alterations to the electronic chattel paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control.

SECTION 3 REPRESENTATIONS AND WARRANTIES.

      The Debtor makes the following representations and warranties to the Administrative Agent:

      3.1 Debtor Organization and Name. Each member of the Debtor is a corporation, limited liability company, general partnership, limited partnership or limited liability partnership, duly organized, existing and in good standing under the laws of the state or country indicated on Schedule 1, with full and adequate power to carry on and conduct its business as presently conducted. The Debtor is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities requires such qualification or licensing. Each Debtor's Organizational Identification Number is as listed on Schedule 1. The exact legal name of the Debtor is as set forth on Schedule 1 of this Security Agreement, and the Debtor currently does not conduct, nor has it during the last five (5) years conducted, business under any other name or trade name.

      3.2 Authorization. The Debtor has full right, power and authority to enter into this Security Agreement and to perform all of its duties and obligations under this Security Agreement. The execution and delivery of this Security Agreement and the other Loan Documents will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or of the articles of organization, articles of incorporation, bylaws, partnership agreement, certificate of incorporation, certificate of organization or trust agreement, as the case may be, of the Debtor. All necessary and appropriate action has been taken on the part of the Debtor to authorize the execution and delivery of this Security Agreement.

      3.3 Validity and Binding Nature. This Security Agreement is the legal, valid and binding obligation of the Debtor, enforceable against the Debtor in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

      3.4 Consent; Absence of Breach. The execution, delivery and performance of this Security Agreement and any other documents or instruments to be executed and delivered by the Debtor in connection herewith, do not and will not (a) require any consent, approval, authorization, or filings with, notice to or other act by or in respect of, any governmental authority or any other Person (other than any consent or approval which has been obtained and is in full force and effect); (b) conflict with (i) any provision of law or any applicable regulation, order, writ, injunction or decree of any court or governmental authority, (ii) the articles of

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incorporation, bylaws, partnership agreement, articles of organization or trust agreement of the Debtor, or (iii) any material agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon the Debtor or any of its properties or assets; or (c) require, or result in, the creation or imposition of any Lien on any asset of Debtor, other than Liens in favor of the Administrative Agent created pursuant to this Security Agreement.

      3.5 Ownership of Collateral; Liens. The Debtor is the sole owner or has other rights in all of the Collateral, free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like), other than Permitted Liens.

      3.6 Adverse Circumstances. No condition, circumstance, event, agreement, document, instrument, restriction, litigation or proceeding (or threatened litigation or proceeding or basis therefor) exists which (a) would have a Material Adverse Effect upon the Debtor, or (b) would constitute an Event of Default or an Unmatured Event of Default.

      3.7 Security Interest. This Security Agreement creates a valid security interest in favor of the Administrative Agent in the Collateral and, when properly perfected by filing in the appropriate jurisdictions, or by possession or Control of such Collateral by the Administrative Agent or delivery of such Collateral to the Administrative Agent, shall constitute a valid, perfected, first-priority security interest in such Collateral.

      3.8 Place of Business. The principal place of business and books and records of the Debtor is set forth in the preamble to this Security Agreement, and the location of all Collateral, if other than at such principal place of business, is as set forth on Schedule 1 attached hereto and made a part hereof, and the Debtor shall promptly notify the Administrative Agent of any change in such locations. The Debtor will not remove or permit the Collateral to be removed from such locations without the prior written consent of the Administrative Agent, except for Inventory sold in the usual and ordinary course of the Debtor's business.

      3.9 Complete Information. This Security Agreement and all financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials and information heretofore or contemporaneously herewith furnished in writing by the Debtor to the Administrative Agent for purposes of, or in connection with, this Security Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of the Debtor to the Administrative Agent pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by the Administrative Agent that any projections and forecasts provided by the Debtor are based on good faith estimates and assumptions believed by the Debtor to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

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SECTION 4  AFFIRMATIVE COVENANTS.

      4.1 Debtor Existence. The Debtor shall at all times preserve and maintain its (a) its existence and good standing in the jurisdiction of its organization, and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect), and shall at all times continue as a going concern in the business which the Debtor is presently conducting. If the Debtor does not have an Organizational Identification Number and later obtains one, the Debtor shall promptly notify the Administrative Agent of such Organizational Identification Number.

      4.2 Compliance With Laws. The Debtor shall comply in all respects, including the conduct of its business and operations and the use of the Collateral, with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect.

      4.3 Payment of Taxes and Liabilities. The Debtor shall pay and discharge, prior to delinquency and before penalties accrue thereon, all property and other taxes, and all governmental charges or levies against it or any of the Collateral, as well as claims of any kind which, if unpaid, could become a Lien on any of its property; provided that the foregoing shall not require the Debtor to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP and, in the case of a claim which could become a Lien on any of the Collateral, such contest proceedings stay the foreclosure of such Lien or the sale of any portion of the Collateral to satisfy such claim.

      4.4 Maintain Property. The Debtor shall at all times maintain, preserve and keep the Collateral, in good repair, working order and condition and shall from time to time make all needful and proper repairs, renewals, replacements, and additions thereto so that at all times the efficiency thereof shall be fully preserved and maintained. The Debtor shall permit the Administrative Agent to examine and inspect such Collateral, at all reasonable times.

      4.5 Maintain Insurance. The Debtor shall at all times maintain with insurance companies reasonably acceptable to the Administrative Agent , such insurance coverage as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, including employers', public and professional liability risks, as is customarily maintained by companies similarly situated, and shall have insured amounts no less than, and deductibles no higher than, are reasonably acceptable to the Administrative Agent . The Debtor shall furnish to the Administrative Agent a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Debtor, which shall be reasonably acceptable in all respects to the Administrative Agent. The Debtor shall cause each issuer of an insurance policy to provide the Administrative Agent with an endorsement (i) showing the Administrative Agent as loss payee with respect to each policy of property or casualty insurance; and (ii) providing that thirty (30)

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days notice will be given to the Administrative Agent prior to any cancellation of, material reduction or change in coverage provided by or other material modification to such policy.

      In the event the Debtor either fails to provide the Administrative Agent with evidence of the insurance coverage required by this Section or at any time hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay any premium in whole or in part relating thereto, then the Administrative Agent , without waiving or releasing any obligation or default by the Debtor hereunder, may at any time (but shall be under no obligation to so act), obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto, which the Administrative Agent deems advisable. This insurance coverage (a) may, but need not, protect the Debtor's interests in such property, including the Collateral, and (b) may not pay any claim made by, or against, the Debtor in connection with such property, including the Collateral. The Debtor may later cancel any such insurance purchased by the Administrative Agent, but only after providing the Administrative Agent with evidence that the Debtor has obtained the insurance coverage required by this Section. If the Administrative Agent purchases insurance for the Collateral, the Debtor will be responsible for the costs of that insurance, including interest and any other charges that may be imposed with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the principal amount of the Loans owing hereunder. The costs of the insurance may be more than the cost of the insurance the Debtor may be able to obtain on its own.

      4.6 Field Audits. The Debtor shall permit the Administrative Agent to inspect the Inventory and other Collateral, to perform appraisals of the Equipment of the Debtor, and to inspect, audit, check and make copies of, and extracts from, the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to Inventory, Accounts and any other Collateral, the results of which must be satisfactory to the Administrative Agent in the Administrative Agent's sole and absolute discretion. All such inspections or audits by the Administrative Agent shall be at the Debtor's sole expense.

      4.7 Collateral Records. The Debtor shall keep full and accurate books and records relating to the Collateral and shall mark such books and records to indicate the Administrative Agent's Lien in the Collateral, including placing a legend, in form and content acceptable to the Administrative Agent, on all Chattel Paper created by the Debtor indicating that the Administrative Agent has a Lien in such Chattel Paper.

SECTION 5 REMEDIES.

      Upon the occurrence of an event of default under any of the Obligations or any default in the payment or performance of any of the covenants, conditions and agreements contained in this Security Agreement (an "Event of Default"), the Administrative Agent shall have all rights, powers and remedies set forth in this Security Agreement or the other Loan Documents or in any other written agreement or instrument relating to any of the Obligations or any security therefor, as a secured party under the UCC or as otherwise provided at law or in equity. Without limiting the generality of the foregoing, the Administrative Agent may, at its option upon the occurrence of an Event of Default, declare its commitments to the Borrower or the Debtor to be terminated and all Obligations to be immediately due and payable, or, if provided in the Loan Documents, all commitments of the Administrative Agent to the Borrower or the Debtor shall immediately terminate and all Obligations shall be automatically due and payable, all without demand, notice or further action of any kind required on the part of the Administrative Agent . The Debtor hereby waives any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Administrative Agent's rights under the Loan Documents, and hereby consents to, and waives notice of release, with or without consideration, of any Collateral, notwithstanding anything contained herein or in the Loan Documents to the contrary. In addition to the foregoing:

      5.1 Possession and Assembly of Collateral. The Administrative Agent may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which the Administrative Agent already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may at any time enter into any of the Debtor's premises where any of the Collateral may be or is supposed to be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of and the Administrative Agent shall have the right to store and conduct a sale of the same in any of the Debtor's premises without cost to the Administrative Agent . At the Administrative Agent's request, the Debtor will, at the Debtor's sole expense, assemble the Collateral and make it available to the Administrative Agent at a place or places to be designated by the Administrative Agent which is reasonably convenient to the Administrative Agent and the Debtor.

      5.2 Sale of Collateral. The Administrative Agent may sell any or all of the Collateral at public or private sale, upon such terms and conditions as the Administrative Agent may deem proper, and the Administrative Agent may purchase any or all of the Collateral at any such sale. The Debtor acknowledges that the Administrative Agent may be unable to effect a public sale of all or any portion of the Collateral because of certain legal and/or practical restrictions and provisions which may be applicable to the Collateral and, therefore, may be compelled to resort to one or more private sales to a restricted group of offerees and purchasers. The Debtor consents to any such private sale so made even though at places and upon terms less favorable than if the Collateral were sold at public sale. The Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Administrative Agent may apply the net proceeds, after deducting all costs, expenses, attorneys' and paralegals' fees incurred or paid at any time in the collection, protection and sale of the Collateral and the Obligations, to the payment of the Obligations, returning the excess proceeds, if any, to the Debtor. The Debtor and/or the Borrower shall remain liable for any amount remaining unpaid after such application, with interest at the Default Rate. Any notification of intended disposition of the Collateral required by law shall be conclusively deemed reasonably and properly given if given by the Administrative Agent at least ten
(10) calendar days before the date of such disposition. The Debtor hereby confirms, approves and ratifies all acts and deeds of the Administrative Agent relating to the foregoing, and each part thereof, and expressly waives any and all claims of any nature, kind or description which it has or may hereafter have against the Administrative Agent or its representatives, by reason of taking, selling or collecting any portion of the Collateral. The Debtor consents to releases of the Collateral at any time (including prior to default) and to sales of the Collateral in groups, parcels or portions, or as an entirety, as the Administrative Agent shall deem appropriate. The Debtor expressly absolves the Administrative Agent from any loss or decline in market value of any Collateral by reason of delay in the enforcement or assertion or nonenforcement of any rights or remedies under this Security Agreement.

      5.3 Standards for Exercising Remedies. To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, the Debtor acknowledges and agrees that it is not commercially unreasonable for the Administrative Agent (a) to fail to incur expenses reasonably deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to complete raw material or work-in-process into finished goods or other finished products for disposition,
(b) [intentionally omitted], (c) to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) [intentionally omitted], (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, including any warranties of title, (k) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. The Debtor acknowledges that the purpose of this section is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would not be commercially unreasonable in the Administrative Agent's exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this section. Without limitation upon the foregoing, nothing contained in this section shall be construed to grant any rights to the Debtor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this section.

      5.4 UCC and Offset Rights. The Administrative Agent may exercise, from time to time, any and all rights and remedies available to it under the UCC or under any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Security Agreement or in any other agreements between any Obligor and the Administrative Agent , and may, without demand or notice of any kind, appropriate and apply toward the payment of such of the Obligations, whether matured or unmatured, including costs of collection and attorneys' and paralegals' fees, and in such order of application as the Administrative Agent may, from time to time, elect, any indebtedness of the Administrative Agent to any Obligor, however created or arising, including balances, credits, deposits, accounts or moneys of such Obligor in the possession, control or custody of, or in transit to the Administrative Agent . The Debtor, on behalf of itself and each Obligor, hereby waives the benefit of any law that would otherwise restrict or limit the Administrative Agent in the exercise of its right, which is hereby acknowledged, to appropriate at any time hereafter any such indebtedness owing from the Administrative Agent to any Obligor.

      5.5 Additional Remedies. In addition to the foregoing, following the occurrence and continuance of Event of Default, the Administrative Agent shall have the right and power to:

            (a) instruct the Debtor, at its own expense, to notify any parties obligated on any of the Collateral, including any Account Debtors, to make payment directly to the Administrative Agent of any amounts due or to become due thereunder, or the Administrative Agent may directly notify such obligors of the security interest of the Administrative Agent , and/or of the assignment to the Administrative Agent of the Collateral and direct such obligors to make payment to the Administrative Agent of any amounts due or to become due with respect thereto, and thereafter, collect any such amounts due on the Collateral directly from such Persons obligated thereon;

            (b) enforce collection of any of the Collateral, including any Accounts, by suit or otherwise, or make any compromise or settlement with respect to any of the Collateral, or surrender, release or exchange all or any part thereof, or compromise, extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder;

            (c) take possession or control of any proceeds and products of any of the Collateral, including the proceeds of insurance thereon;

            (d) extend, renew or modify for one or more periods (whether or not longer than the original period) the Obligations or any obligation of any nature of any other obligor with respect to the Obligations;

            (e) grant releases, compromises or indulgences with respect to the Obligations, any extension or renewal of any of the Obligations, any security therefor, or to any other obligor with respect to the Obligations;

            (f) transfer the whole or any part of securities which may constitute Collateral into the name of the Administrative Agent or the Administrative Agent 's nominee without disclosing, if the Administrative Agent so desires, that such securities so transferred are subject to the security interest of the Administrative Agent , and any corporation, association, or any of the managers or trustees of any trust issuing any of such securities, or any transfer agent, shall not be bound to inquire, in the event that the Administrative Agent or such nominee makes any further transfer of such securities, or any portion thereof, as to whether the Administrative Agent or such nominee has the right to make such further transfer, and shall not be liable for transferring the same;

            (g) vote the Collateral;

            (h) make an election with respect to the Collateral under Section 1111 of the Bankruptcy Code or take action under Section 364 or any other section of the Bankruptcy

      Code; provided, however, that any such action of the Administrative Agent as set forth herein shall not, in any manner whatsoever, impair or affect the liability of the Debtor hereunder, nor prejudice, waive, nor be construed to impair, affect, prejudice or waive the Administrative Agent 's rights and remedies at law, in equity or by statute, nor release, discharge, nor be construed to release or discharge, the Debtor, any guarantor or other Person liable to the Administrative Agent for the Obligations; and

            (i) at any time, and from time to time, accept additions to, releases, reductions, exchanges or substitution of the Collateral, without in any way altering, impairing, diminishing or affecting the provisions of this Security Agreement, the Loan Documents, or any of the other Obligations, or the Administrative Agent's rights hereunder, under the Obligations.

The Debtor hereby ratifies and confirms whatever the Administrative Agent may do with respect to the Collateral and agrees that the Administrative Agent shall not be liable for any error of judgment or mistakes of fact or law with respect to actions taken in connection with the Collateral.

      5.6 Attorney-in-Fact. The Debtor hereby irrevocably makes, constitutes and appoints the Administrative Agent (and any officer of the Administrative Agent or any Person designated by the Administrative Agent for that purpose) as the Debtor's true and lawful proxy and attorney-in-fact (and agent-in-fact) in the Debtor's name, place and stead, with full power of substitution, to (i) take such actions as are permitted in this Security Agreement, (ii) execute such financing statements and other documents and to do such other acts as the Administrative Agent may require to perfect and preserve the Administrative Agent 's security interest in, and to enforce such interests in the Collateral, and (iii) carry out any remedy provided for in this Security Agreement, including endorsing the Debtor's name to checks, drafts, instruments and other items of payment, and proceeds of the Collateral, executing change of address forms with the postmaster of the United States Post Office serving the address of the Debtor, changing the address of the Debtor to that of the Administrative Agent , opening all envelopes addressed to the Debtor and applying any payments contained therein to the Obligations. The Debtor hereby acknowledges that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable. The Debtor hereby ratifies and confirms all that such attorney-in-fact may do or cause to be done by virtue of any provision of this Security Agreement.

      5.7 No Marshaling. The Administrative Agent shall not be required to marshal any present or future collateral security (including this Security Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order. To the extent that it lawfully may, the Debtor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Administrative Agent 's rights under this Security Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Debtor hereby irrevocably waives the benefits of all such laws.

      5.8 Application of Proceeds. The Administrative Agent will within three
(3) Business Days after receipt of cash or solvent credits from collection of items of payment, proceeds of Collateral or any other source, apply the whole or any part thereof against the Obligations secured hereby. The Administrative Agent shall further have the exclusive right to determine how, when and what application of such payments and such credits shall be made on the Obligations, and such determination shall be conclusive upon the Obligors. Any proceeds of any disposition by the Administrative Agent of all or any part of the Collateral may be first applied by the Administrative Agent to the payment of expenses incurred by the Administrative Agent in connection with the Collateral, including attorneys' fees and legal expenses as provided for in Section 7 hereof.

      5.9 No Waiver. No Event of Default shall be waived by the Administrative Agent except in writing. No failure or delay on the part of the Administrative Agent in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. There shall be no obligation on the part of the Administrative Agent to exercise any remedy available to the Administrative Agent in any order. The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity. The Debtor agrees that in the event that the Debtor fails to perform, observe or discharge any of its Obligations or liabilities under this Security Agreement or any other agreements with the Administrative Agent, no remedy of law will provide adequate relief to the Administrative Agent, and further agrees that the Administrative Agent shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

SECTION 6  MISCELLANEOUS.

      6.1 Entire Agreement. This Security Agreement and the other Loan Documents
(i) are valid, binding and enforceable against the Debtor and the Administrative Agent in accordance with their respective provisions and no conditions exist as to their legal effectiveness; (ii) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof; and (iii) are the final expression of the intentions of the Debtor and the Administrative Agent. No promises, either expressed or implied, exist between the Debtor and the Administrative Agent, unless contained herein or therein. This Security Agreement, together with the other Loan Documents, supersedes all negotiations, representations, warranties, commitments, term sheets, discussions, negotiations, offers or contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof with respect to any matter, directly or indirectly related to the terms of this Security Agreement and the other Loan Documents. This Security Agreement and the other Loan Documents are the result of negotiations among the Administrative Agent , the Debtor and the other parties thereto, and have been reviewed (or have had the opportunity to be reviewed) by counsel to all such parties, and are the products of all parties. Accordingly, this Security Agreement and the other Loan Documents shall not be construed more strictly against the Administrative Agent merely because of the Administrative Agent's involvement in their preparation.

      6.2 Amendments; Waivers. No delay on the part of the Administrative Agent in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by the Administrative Agent of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Security Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged by the Administrative Agent, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      6.3 WAIVER OF DEFENSES. THE DEBTOR, ON BEHALF OF ITSELF AND ANY GUARANTOR OF ANY OF THE OBLIGATIONS, WAIVES EVERY PRESENT AND FUTURE DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH THE DEBTOR MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY THE ADMINISTRATIVE AGENT IN ENFORCING THIS SECURITY AGREEMENT. PROVIDED THE ADMINISTRATIVE AGENT ACTS IN GOOD FAITH, THE DEBTOR RATIFIES AND CONFIRMS WHATEVER THE ADMINISTRATIVE AGENT MAY DO PURSUANT TO THE TERMS OF THIS SECURITY AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT GRANTING ANY FINANCIAL ACCOMMODATION TO THE DEBTOR.

      6.4 FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF MICHIGAN OR IN THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF MICHIGAN; PROVIDED THAT NOTHING IN THIS SECURITY AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE ADMINISTRATIVE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. THE DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF MICHIGAN AND OF THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF MICHIGAN FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE DEBTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF MICHIGAN. THE DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

      6.5 WAIVER OF JURY TRIAL. THE ADMINISTRATIVE AGENT AND THE DEBTOR, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING

TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS SECURITY AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT, ANY OF THE OTHER OBLIGATIONS, THE COLLATERAL, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH THE ADMINISTRATIVE AGENT AND THE DEBTOR ARE ADVERSE PARTIES, AND EACH AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT GRANTING ANY FINANCIAL ACCOMMODATION TO THE DEBTOR.

      6.6 Assignability. The Administrative Agent may at any time assign the Administrative Agent's rights in this Security Agreement, the other Loan Documents, the Obligations, or any part thereof and transfer the Administrative Agent's rights in any or all of the Collateral, and the Administrative Agent thereafter shall be relieved from all liability with respect to such Collateral. This Security Agreement shall be binding upon the Administrative Agent and the Debtor and their respective legal representatives and successors. All references herein to the Debtor shall be deemed to include any successors, whether immediate or remote. In the case of a joint venture or partnership, the term "Debtor" shall be deemed to include all joint venturers or partners thereof, who shall be jointly and severally liable hereunder.

      6.7 Binding Effect. This Security Agreement shall become effective upon execution by the Debtor and the Administrative Agent. If this Security Agreement is not dated or contains any blanks when executed by the Debtor, the Administrative Agent is hereby authorized, without notice to the Debtor, to date this Security Agreement as of the date when it was executed by the Debtor, and to complete any such blanks according to the terms upon which this Security Agreement is executed.

      6.8 Governing Law. This Security Agreement shall be delivered and accepted in and shall be deemed to be a contract made under and governed by the internal laws of the State of Michigan (but giving effect to federal laws applicable to national banks) applicable to contracts made and to be performed entirely within such state, without regard to conflict of laws principles.

      6.9 Enforceability. Wherever possible, each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Security Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

      6.10 Time of Essence. Time is of the essence in making payments of all amounts due the Administrative Agent under this Security Agreement and in the performance and observance by the Debtor of each covenant, agreement, provision and term of this Security Agreement.

      6.11 Counterparts; Facsimile Signatures. This Security Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Security Agreement. Receipt of an executed signature page to this Security Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Loan Documents maintained by the Administrative Agent shall be deemed to be originals thereof.

      6.12 Notices. Except as otherwise provided herein, the Debtor waives all notices and demands in connection with the enforcement of the Administrative Agent's rights hereunder. All notices, requests, demands and other communications provided for hereunder shall be in writing and addressed as follows:

      If to the Debtor:               c/o Meadowbrook Insurance Group, Inc.
                                      26600 Telegraph Road
                                      Southfield, Michigan 48034
                                      Attention: Michael Costello

      If to the Administrative Agent: Standard Federal Bank National Association
                                      2600 West Big Beaver Road
                                      Troy, Michigan 48084
                                      Attention: Laura Kalil

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this subsection. All notices addressed as above shall be deemed to have been properly given (i) if served in person, upon acceptance or refusal of delivery;
(ii) if mailed by certified or registered mail, return receipt requested, postage prepaid, on the third (3rd) day following the day such notice is deposited in any post office station or letter box; or (iii) if sent by recognized overnight courier, on the first (1st) day following the day such notice is delivered to such carrier. No notice to or demand on the Debtor in any case shall entitle the Debtor to any other or further notice or demand in similar or other circumstances.

      6.13 Costs, Fees and Expenses. The Debtor shall pay or reimburse the Administrative Agent for all reasonable costs, fees and expenses incurred by the Administrative Agent or for which the Administrative Agent becomes obligated in connection with the enforcement of this Security Agreement, including reasonable attorneys' fees and time charges of counsel to the Administrative Agent , which shall also include attorneys' fees and time charges of attorneys who may be employees of the Administrative Agent or any Affiliate of the Administrative Agent , plus costs and expenses of such attorneys or of the Administrative Agent ; search fees, costs and expenses; and all taxes payable in connection with this Security Agreement. In furtherance of the foregoing, the Debtor shall pay any and all stamp and other taxes, UCC search fees, filing fees and other costs and expenses in connection with the execution and delivery of this Security Agreement and the other Loan Documents to be delivered hereunder, and agrees to save and hold the Administrative Agent harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses. That portion of the Obligations consisting of costs, expenses or advances to be reimbursed by the Debtor to the Administrative Agent pursuant to this Security Agreement or the other Loan Documents which are not paid on or prior to the date hereof shall be payable by the Debtor to the Administrative Agent on demand. If at any time or times hereafter the Administrative Agent : (a) employs counsel for advice or other representation (i) with respect to this Security Agreement or the other Loan Documents, (ii) to represent the Administrative Agent in any litigation, contest, dispute, suit or proceeding or to commence, defend, or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit, or proceeding (whether instituted by the Administrative Agent , the Debtor, or any other Person) in any way or respect relating to this Security Agreement, or (iii) to enforce any rights of the Administrative Agent against the Debtor or any other Person under of this Security Agreement; (b) takes any action to protect, collect, sell, liquidate, or otherwise dispose of any of the Collateral; and/or (c) attempts to or enforces any of the Administrative Agent 's rights or remedies under this Security Agreement, the costs and expenses incurred by the Administrative Agent in any manner or way with respect to the foregoing, shall be part of the Obligations, payable by the Debtor to the Administrative Agent on demand.

                  [Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, the Debtor and the Administrative Agent have executed this Security Agreement as of the date first above written.

                                      DEBTOR:

                                      MEADOWBROOK INSURANCE
                                      GROUP, INC.,
                                      a Michigan corporation

                                      By:    ___________________________________
                                             ___________________________________
                                      Its:   ___________________________________

                                      MEADOWBROOK, INC.,
                                      a Michigan corporation

                                      By:    ___________________________________
                                             ___________________________________
                                      Its:   ___________________________________

                                      CREST FINANCIAL CORPORATION,
                                      a Nevada corporation

                                      By:    ___________________________________
                                             ___________________________________
                                      Its:   ___________________________________

                                      PREFERRED INSURANCE
                                      AGENCY, INC.,
                                      a Massachusetts corporation

                                      By:    ___________________________________
                                             ___________________________________
                                      Its:   ___________________________________

                                      PREFERRED COMP INSURANCE
                                      AGENCY OF NEW HAMPSHIRE,
                                      a New Hampshire corporation

                                      By:    ___________________________________
                                             ___________________________________
                                      Its:   ___________________________________

                                      TPA INSURANCE AGENCY, INC.,
                                      a Massachusetts corporation

                                      By:    ___________________________________
                                             ___________________________________
                                      Its:   ___________________________________

                                      TPA INSURANCE AGENCY OF
                                      NEW HAMPSHIRE, INC.,
                                      a New Hampshire corporation

                                      By:    ___________________________________
                                             ___________________________________
                                      Its:   ___________________________________

                                      MEADOWBROOK
                                      INTERMEDIARIES, INC.,
                                      a New York corporation

                                      By:    ___________________________________
                                             ___________________________________
                                      Its:   ___________________________________

                                      MEADOWBROOK RISK
                                      MANAGEMENT, INC.,
                                      a New York corporation

                                      By:    ___________________________________
                                             ___________________________________
                                      Its:   ___________________________________

                                      MEADOWBROOK OF NEVADA, INC.,
                                      d/b/a MEADOWBROOK
                                      INSURANCE SERVICES,
                                      a Nevada corporation

                                      By:    ___________________________________
                                             ___________________________________
                                      Its:   ___________________________________

                                      MEADOWBROOK
                                      INSURANCE AGENCY, INC.,
                                      an Ohio corporation

                                      By:    ___________________________________
                                             ___________________________________
                                      Its:   ___________________________________

                                      MARKET PLACE RESOURCES, INC.,
                                      a Michigan corporation

                                      By:    ___________________________________
                                             ___________________________________
                                      Its:   ___________________________________

                                      MEADOWBROOK OF FLORIDA, INC.,
                                      a Florida corporation

                                      By:    ___________________________________
                                             ___________________________________
                                      Its:   ___________________________________

                                      MEADOWBROOK INSURANCE, INC.,
                                      an Alabama corporation

                                      By:    ___________________________________
                                             ___________________________________
                                      Its:   ___________________________________

                                      NATIONAL OSTEOPATHIC PHYSICIANS
                                      PURCHASING
                                      GROUP, INC.,
                                      a Florida corporation

                                      By:    ___________________________________
                                             ___________________________________
                                      Its:   ___________________________________

                                      NATIONAL REALTY LIABILITY ALLIANCE,
                                      INC.,
                                      a Florida corporation

                                      By:    ___________________________________
                                             ___________________________________
                                      Its:   ___________________________________

                                      ASSOCIATION SELF INSURANCE SERVICES,
                                      INC.,
                                      an Alabama corporation

                                      By:    ___________________________________
                                             ___________________________________
                                      Its:   ___________________________________

                                      FLORIDA PREFERRED
                                      ADMINISTRATORS, INC.,
                                      a Florida corporation

                                      By:    ___________________________________
                                             ___________________________________
                                      Its:   ___________________________________

                                      CASE MANAGEMENT
                                      RESOURCES, INC.,
                                      a Florida corporation

                                      By:    ___________________________________
                                             ___________________________________
                                      Its:   ___________________________________

                                      AMERICAN HIGHWAY
                                      CARRIERS ASSOCIATION,
                                      a California corporation

                                      By:    ___________________________________
                                             ___________________________________
                                      Its:   ___________________________________

                                      INTERLINE INSURANCE
                                      SERVICES, INC.,
                                      a California corporation

                                      By:    ___________________________________
                                             ___________________________________
                                      Its:   ___________________________________

                                      COMMERCIAL CARRIERS
                                      INSURANCE AGENCY, INC.,
                                      a California corporation

                                      By:    ___________________________________
                                             ___________________________________
                                      Its:   ___________________________________

                                      Agreed and accepted:

                                      ADMINISTRATIVE AGENT:

                                      STANDARD FEDERAL BANK NATIONAL
                                      ASSOCIATION,
                                      a national banking association

                                      By:    ___________________________________
                                             ___________________________________
                                      Its:   ___________________________________

                                   SCHEDULE 1

   List of Debtors and the Addresses of each of their Chief Executive Offices

                                                    PRINCIPAL PLACE OF
                          ADDRESS OF CHIEF         BUSINESS AND BOOKS AND                    JURISDICTION OF      ORGANIZATIONAL
   NAME OF DEBTOR         EXECUTIVE OFFICE                RECORDS          TYPE OF ENTITY     ORGANIZATION     IDENTIFICATION NUMBER
---------------------  ------------------------   -----------------------  --------------    ---------------  ----------------------
Meadowbrook Insurance    26600 Telegraph Rd.       26600 Telegraph Rd.       corporation        Michigan
     Group, Inc.        Southfield, MI 48034      Southfield, MI 48034

  Meadowbrook, Inc.      26600 Telegraph Rd.        26600 Telegraph Rd.      corporation        Michigan           38-1798156
                        Southfield, MI 48034       Southfield, MI 48034

   Crest Financial       12641 East 166th St       12641 East 166th St       corporation         Nevada            33-0000063
     Corporation        Cerritos, CA 90703        Cerritos, CA 90703

    Market Place         26600 Telegraph Rd.       26600 Telegraph Rd.       corporation        Michigan           38-3476522
   Resources, Inc.      Southfield, Mi 48034      Southfield, Mi 48034


 Preferred Insurance   10 New England Business    10 New England Business    corporation      Massachusetts        04-3279903
    Agency, Inc.          Center, Ste. 303          Center, Ste. 303

                          Andover, MA 01810         Andover, MA 01810

   Preferred Comp      10 New England Business    10 New England Business    corporation      New Hampshire        04-3356998
      Insurance            Center, Ste 303           Center, Ste 303
                          Andover, MA 01810         Andover, MA 01810

TPA Insurance Agency,  10 New England Business    10 New England Business    corporation      Massachusetts        04-3296168
        Inc.               Center, Ste 303           Center, Ste 303
                          Andover, MA 01810         Andover, MA 01810

TPA Insurance Agency   10 New England Business    10 New England Business    corporation      New Hampshire        04-3356996
of New Hampshire, Inc.      Center, Ste 303           Center, Ste 303
                          Andover, MA 01810         Andover, MA 01810

      Meadowbrook           26600 Telegraph Rd.        26600 Telegraph Rd.     corporation         New York         38-2573624
 Intermediaries, Inc.     Southfield, Mi 48034       Southfield, Mi 48034

   Meadowbrook Risk         26600 Telegraph Rd.        26600 Telegraph Rd.     corporation         New York         38-2573592
   Management, Inc.       Southfield, Mi 48034       Southfield, Mi 48034

Meadowbrook of Nevada,   1645 Village Ctr Circle,   1645 Village Ctr Circle,   corporation          Nevada          88-0340758
      Inc., d/b/a                 Ste 180                    Ste 180
 Meadowbrook Insurance     Las Vegas, NV 89134        Las Vegas, NV 89134
       Services


 Meadowbrook Insurance      1300 E. 9th, Street        26600 Telegraph Rd.     corporation          Ohio            38-2725059
     Agency, Inc.           Cleveland, OH 44114       Southfield, MI 48034


    Meadowbrook of           7250 S. Beneva Rd        7250 S. Beneva Rd        corporation         Florida          65-0839780
     Florida, Inc           Sarasota, FL 34238        Sarasota, FL 34238


Meadowbrook Insurance,   2500 Fairlane Dr., Ste     2500 Fairlane Dr., Ste     corporation         Alabama          63-1223412
         Inc.            100                        100
                          Montgomery, AL 36116        Montgomery, AL 36116


 National Osteopathic        7250 S. Beneva Rd        7250 S. Beneva Rd        corporation         Florida          65-0789177
 Physicians Purchasing      Sarasota, FL 34238        Sarasota, FL 34238
      Group, Inc


    National Realty          7250 S. Beneva Rd        7250 S. Beneva Rd        corporation         Florida          65-0082905
  Liability Alliance,       Sarasota, FL 34238         Sarasota, FL 34238
         Inc.


   Association Self      2500 Fairlane Dr., Ste     2500 Fairlane Dr., Ste     corporation         Alabama          57-0847488
  Insurance Services,    100                        100
         Inc.             Montgomery, AL 36116        Montgomery, AL 36116


   Florida Preferred         7250 S. Beneva Rd        7250 S. Beneva Rd        corporation         Florida          65-0150469
 Administrators, Inc.       Sarasota, FL 34238        Sarasota, FL 34238


   Case Management          7250 S. Beneva Rd          7250 S. Beneva Rd       corporation         Florida         65-0284549
   Resources, Inc.         Sarasota, FL 34238         Sarasota, FL 34238


  American Highway         12641 East 166th St        12641 East 166th St      corporation        California       33-0000979
Carriers Association        Cerritos, CA 90703         Cerritos, CA 90703


 Interline Insurance       12641 East 166th St        12641 East 166th St      corporation        California       94-2828166
    Services, Inc           Cerritos, CA 90703         Cerritos, CA 90703


 Commercial Carriers       12641 East 166th St        12641 East 166th St      corporation        California       95-3328008
  Insurance Agency          Cerritos, CA 90703         Cerritos, CA 90703
